Exhibit 99.(l)

AMENDMENT NO. 1 TO JOINT FILING AGREEMENT

This Amendment No. 1 to Joint Filing Agreement is entered into as of this 16th day of February, 2010 (this “Amendment”), among NTR plc (“NTR”), NTR US Biosystems Holdings Limited, formerly known as Bioverda International Holdings Limited (“Biosystems”), and Greenstar North America Holdings, Inc. (“Greenstar” and, together with NTR and Biosystems the “Reporting Persons”).  This Amendment amends the Joint Filing Agreement (the “Joint Filing Agreement”) dated as of October 27, 2008, among NTR, Biosystems, and Bioverda US Holdings LLC (“Bioverda”).

WHEREAS, Bioverda is no longer an owner of any shares of common stock, par value $.001 per share (“Common Stock”), of Green Plains Renewable Energy, Inc., an Iowa corporation (“GPRE”); and

WHEREAS, Greenstar has become an owner of shares of Common Stock of GPRE; and

WHEREAS, the Reporting Persons desire to amend the Joint Filing Agreement to add Greenstar as a party to the Joint Filing Agreement and to remove Bioverda as a party to the Joint Filing Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Reporting Persons hereto agree as follows:

1.  Inclusion in Joint Filing Agreement.  The Joint Filing Agreement is hereby amended to provide that Greenstar is a party to the Joint Filing Agreement and is subject to all of the terms and conditions contained therein.

2.  Withdrawal from Joint Filing Agreement. The Joint Filing Agreement is hereby amended to provide that Bioverda is no longer a party to the Joint Filing Agreement.

3.  Joint Filing Agreement.  Except as amended hereby, the Joint Filing Agreement shall remain in full force and effect and is hereby ratified, confirmed and approved in all respects.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Amendment as of this 16th day of February, 2010.

NTR plc

By:	/s/ Eamon Bolger
Name:	Eamon Bolger
Title:	Company Secretary

NTR US BIOSYSTEMS HOLDINGS LIMITED

By:	/s/ Rosheen McGuckian
Name:	Rosheen McGuckian
Title:	Director

GREENSTAR NORTH AMERICA HOLDINGS, INC.

By:	/s/ Michael Wynne
Name:	Michael Wynne
Title:	Director